Exhibit 21.01

Subsidiaries: Equity Accounted Affiliates and Cost Investments as at February 25, 2009

Company Name	Effective Voting Interest	Jurisdiction of Organization	Type of Affiliate (1)
Top Tone Media S.A.	80.00%	Luxembourg	Subsidiary
Zopal S.A.	80.00%	Luxembourg	Subsidiary
TV 2 EOOD	80.00%	Bulgaria	Subsidiary
LG Consult EOOD	80.00%	Bulgaria	Subsidiary
Top Tone Media Bulgaria EOOD	80.00%	Bulgaria	Subsidiary
Ring TV EAD	80.00%	Bulgaria	Subsidiary

Nova TV d.d.	100.00%	Croatia	Subsidiary
Operativna Kompanija d.o.o.	100.00%	Croatia	Subsidiary
Media House d.o.o.	100.00%	Croatia	Subsidiary
Internet Dnevnik d.o.o.	76.00%	Croatia	Subsidiary

CET 21 spol. s r.o.	100.00%	Czech Republic	Subsidiary
MEDIA CAPITOL, a.s.	100.00%	Czech Republic	Subsidiary
Jyxo, s.r.o.	100.00%	Czech Republic	Subsidiary
BLOG Internet, s.r.o.	100.00%	Czech Republic	Subsidiary
CME Slovak Holdings B.V.	100.00%	Netherlands	Subsidiary

CME Romania B.V.	100.00%	Netherlands	Subsidiary
Media Pro International S.A.	95.00%	Romania	Subsidiary
Media Vision SRL	95.00%	Romania	Subsidiary
Pro TV S.A.	95.0543%	Romania	Subsidiary
Sport Radio TV Media SRL	95.0434%	Romania	Subsidiary
Media Pro Management S.A.	8.70%	Romania	Cost Investment
Media Pro B.V.	10.00%	Netherlands	Cost Investment
Music Television System S.R.L.	95.0543%	Romania	Subsidiary

A.R.J., a.s.	100.00%	Slovak Republic	Subsidiary
MARKIZA-SLOVAKIA, spol. s r.o.	100.00%	Slovak Republic	Subsidiary
GAMATEX spol. s r.o.	100.00%	Slovak Republic	Subsidiary (in liquidation)

A.D.A.M. a.s.	100.00%	Slovak Republic	Subsidiary (in liquidation)
MEDIA INVEST, spol s r.o.	100.00%	Slovak Republic	Subsidiary
EMAIL.SK s.r.o.	80%	Slovak Republic	Subsidiary
PMT, s r.o.	31.50%	Slovak Republic	Cost Investment

MMTV 1 d.o.o.	100.00%	Slovenia	Subsidiary
Produkcija Plus d.o.o.	100.00%	Slovenia	Subsidiary
POP TV d.o.o.	100.00%	Slovenia	Subsidiary
Kanal A d.o.o.	100.00%	Slovenia	Subsidiary
Euro 3 TV d.o.o.	42.00%	Slovenia	Equity-Accounted Affiliate
TELEVIDEO d.o.o.	20.00%	Slovenia	Equity-Accounted Affiliate

International Media Services Ltd.	100.00%	Bermuda	Subsidiary
CME Ukraine Holding GmbH	100.00%	Austria	Subsidiary
Innova Film GmbH	100.00%	Germany	Subsidiary
CME Cyprus Holding Ltd.	100.00%	Cyprus	Subsidiary
Grizard Investments Limited	100.00%	Cyprus	Subsidiary
Grintwood Investments Limited	100.00%	Cyprus	Subsidiary
TV Media Planet Ltd.	100.00%	Cyprus	Subsidiary
1+1 Production	100.00%	Ukraine	Subsidiary
Studio 1+1 LLC	100.00%	Ukraine	Subsidiary
Ukrainian Media Services LLC	99.98%	Ukraine	Subsidiary
Ukrpromtorg-2003 LLC	100.00%	Ukraine	Subsidiary
Gravis-Kino LLC	100.00%	Ukraine	Subsidiary
Nart LLC	100.00%	Ukraine	Subsidiary
TV Stimul LLC	100.00%	Ukraine	Subsidiary
TOR LLC	100.00%	Ukraine	Subsidiary
ZHYSA LLC	100.00%	Ukraine	Subsidiary
Glavred-Media LLC	10.00%	Ukraine	Cost Investment

Central European Media Enterprises N.V.	100.00%	Netherlands Antilles	Subsidiary
Central European Media Enterprises II B.V.	100.00%	Netherlands Antilles	Subsidiary
CME Media Enterprises B.V.	100.00%	Netherlands	Subsidiary
CME Programming B.V.	100.00%	Netherlands	Subsidiary
CME Ukraine Holding B.V.	100.00%	Netherlands	Subsidiary
CME Development Corporation	100.00%	Delaware (USA)	Subsidiary
CME SR d.o.o.	100.00%	Serbia	Subsidiary
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(1) All subsidiaries have been consolidated in our Financial Statements.  All equity-accounted affiliates have been accounted for using the equity method.  All cost investments have been accounted for using the cost method.